SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 15, 2003

WINSTON HOTELS, INC.
(Exact name of registrant as specified in charter)

North Carolina (State or other jurisdiction of incorporation)	0-23732 (Commission File Number)	56-1872141 (IRS Employer Identification No.)

2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina
(Address of principal executive offices)
27612
(Zip Code)

Registrant’s telephone number, including area code: (919) 510-6017

Not Applicable
(former name or former address if changed since last report)

ITEM 5. OTHER EVENTS

On September 16, 2003, Winston Hotels, Inc. announced the public offering by the company of 5,250,000 shares of its common stock, par value $.01 per share. On September 16, 2003, the company issued a press release with respect to the offering. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	1.1	Underwriting Agreement, dated September 15, 2003, by and among Friedman, Billings, Ramsey & Co., Inc., Raymond James & Associates, Inc., BB&T Capital Markets, a Division of Scott & Stringfellow, Inc., Winston Hotels, Inc. and WINN Limited Partnership.

	8.1	Opinion of Hunton & Williams LLP with respect to certain tax matters.

	99.1	Press release dated September 16, 2003 announcing the company’s offering of 5,250,000 shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSTON HOTELS, INC.

Date: September 16, 2003	By:	/s/ Joseph V. Green

Name: Joseph V. Green
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 15, 2003, by and among Friedman, Billings, Ramsey & Co., Inc., Raymond James & Associates, Inc., BB&T Capital Markets, a Division of Scott & Stringfellow, Inc., Winston Hotels, Inc. and WINN Limited Partnership.

8.1	Opinion of Hunton & Williams LLP with respect to certain tax matters.

99.1	Press release dated September 16, 2003 announcing the company’s offering of 5,250,000 shares of common stock.

4